14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[  ] Preliminary Proxy Statement               [_] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Under Rule 14a-12

                            SWITCHBOARD INCORPORATED
                           -------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable.
                           -------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

   (5) Total fee paid:

       -------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

       -------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

   (3) Filing Party:

       -------------------------------------------------------------------------

   (4) Date Filed:

       -------------------------------------------------------------------------

                            SWITCHBOARD INCORPORATED

                    Notice of Annual Meeting of Stockholders
                             To Be Held May 16, 2002

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Switchboard Incorporated, a Delaware corporation, will be held on Thursday, May 16, 2002 at 10:00 a.m., local time, at the Wyndham Westborough Hotel, 5400 Computer Drive, Westboro, Massachusetts, for the purpose of considering and voting upon the following matters:

   1. To elect two class II directors to serve for the ensuing three years and until their respective successors are elected and qualified;

   2. To transact such other business as may properly come before the annual meeting and any adjournment or adjournments of the meeting.


     Our board of directors has no knowledge of any other business to be transacted at the annual meeting.

     Our board of directors has fixed the close of business on March 28, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or adjournments thereof. Our stock transfer books remain open.

     A copy of our annual report to stockholders for the year ended December 31, 2001, which contains consolidated financial statements and other information of interest to stockholders, accompanies this notice and the enclosed proxy statement.

     All stockholders are cordially invited to attend this annual meeting.


                                By Order of the Board of Directors,

                                /s/ ROBERT P. ORLANDO

                                Robert P. Orlando
                                Secretary

March 29, 2002



     Whether or not you plan to attend the meeting, please promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope in order to ensure representation of your shares. No postage need be affixed if the proxy card is mailed in the United States.

                            SWITCHBOARD INCORPORATED
                                120 Flanders Road
                          Westboro, Massachusetts 01581

                                 PROXY STATEMENT

           For Annual Meeting of Stockholders To Be Held May 16, 2002

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Switchboard Incorporated ("we," "us," "Switchboard," or the "Company") for use at the annual meeting of stockholders to be held on Thursday, May 16, 2002 at 10:00 a.m., local time, at the Wyndham Westborough Hotel, 5400 Computer Drive, Westboro, Massachusetts and at any adjournment or adjournments thereof.

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the notice of meeting accompanying this proxy statement. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to our corporate secretary. Attendance at the annual meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the annual meeting that the stockholder intends to revoke the proxy and vote in person.

     On March 28, 2002, the record date for determination of stockholders entitled to vote at the annual meeting, there were outstanding and entitled to vote an aggregate of 18,720,165 shares of our common stock. The holders of our common stock will vote together as a single class on each of the matters to be voted upon at the annual meeting, with each share of common stock receiving one vote on each matter.

     The notice of meeting, this proxy statement, the enclosed proxy and our annual report to stockholders for the year ended December 31, 2001 are first being sent or given to stockholders on or about April 8, 2002. The enclosed annual report incorporates our annual report on Form 10-K for the year ended December 31, 2001, including financial statements and financial statement schedules, but excluding exhibits, as filed with the Securities and Exchange Commission. Please contact us in writing if you did not receive a copy of our annual report to stockholders, and we will furnish you with a copy at no charge. We will provide, upon the written request of any of our stockholders as of the record date for the annual meeting and payment of an appropriate processing fee, copies of the exhibits to our annual report on Form 10-K. Please address your request to Switchboard Incorporated, 120 Flanders Road, Westboro, Massachusetts 01581, Attention: Sally Masnoon, Investor Relations.

     The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote at the annual meeting shall constitute a quorum for the transaction of business at the annual meeting. Shares of our capital stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum exists at the annual meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the annual meeting is required for the election of directors.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular matter, will not be counted as votes in favor of that matter, and will also not be counted as votes cast or shares voting on that matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the election of directors, which requires the affirmative vote of a plurality of the votes cast or shares voting on the matter.

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or our annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Switchboard Incorporated, 120 Flanders Road, Westboro, Massachusetts 01581, Attention: Sally Masnoon, Investor Relations, phone: (508) 898-8000. If you want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

     Switchboard will bear the costs of soliciting proxies. Our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     We have a classified board of directors consisting of two class I directors, two class II directors and two class III directors. The class I, class II and class III directors serve until the annual meeting of stockholders to be held in 2004, 2002 and 2003, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

     On June 30, 1999, we entered into a stockholders' voting agreement with Viacom Inc. and ePresence, Inc. under which Viacom agreed to vote all of its shares of our common stock to elect to our board of directors a number of persons designated by ePresence that would represent a majority of our board of directors. Effective as of January 1, 2001, we entered into an agreement with Viacom and ePresence terminating that stockholders' voting agreement in its entirety.

     The persons named in the enclosed proxy will vote to elect, as class II directors, Richard M. Spaulding and David N. Strohm, the two director nominees named below, unless the proxy is marked otherwise. Mr. Spaulding and Mr. Strohm are currently directors of Switchboard. Each class II director will be elected to hold office until the 2005 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected. However, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. Our board of directors has no reason to believe that any of the nominees will be unable to serve if elected. There are three vacancies on the board, but none of those vacancies is designated for a class II director. Proxies cannot be voted cumulatively or for a greater number of persons than the number of nominees named in this proxy statement.

     For each member of our board of directors, including those who are nominees for election as class II directors, there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other public reporting companies of which he serves as a director and his age and length of service as one of our directors. There are no family relationships among any of our directors, nominees for director and executive officers.

                         Nominees for Class II Directors

     Richard M. Spaulding, 42, has served as a director since 1996. Mr. Spaulding is Senior Vice President and Chief Financial Officer of ePresence, Inc., a provider of directory-based infrastructure and Web solutions which owned 52.4% of Switchboard's common stock as of January 31, 2002, where he has served in various capacities since 1990.

     David N. Strohm, 53, has served as a director since February 1998. He has been a general partner of Greylock Management Corporation, a venture capital group, since 1980, and he is a general partner of several venture capital funds affiliated with Greylock Management. Mr. Strohm served as a director of ePresence from 1983 until November 1999. He is also a director of DoubleClick Inc., Legato Systems, Inc. and Internet Security Systems, Inc.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE TWO
                                                             ---
                             NOMINEES LISTED ABOVE.

       Incumbent Class III Directors (terms expire at 2003 annual meeting)

     Douglas J. Greenlaw, 57, has served as our Chief Executive Officer since October 1999 and as a director since January 2000. Prior to joining Switchboard, from 1997 to October 1999, Mr. Greenlaw served as an independent management consultant. From 1994 to 1996, Mr. Greenlaw served as President and Chief Operating Officer of Multimedia, Inc., a publisher of newspapers and operator of television and radio stations.

     Dean Polnerow, 46, founded Switchboard and has served as our President since March 1998 and as a director since September 1998. Prior to his appointment as President, from 1996 to March 1998, Mr. Polnerow served as Vice President, Product and Business Development. From 1983 to 1996, Mr. Polnerow served in various capacities, including as Vice President, Advanced Development, at Banyan Systems Incorporated (which subsequently changed its name to ePresence).

        Incumbent Class I Directors (terms expire at 2004 annual meeting)

     William P. Ferry, 49, has served as a director since 1997 and as our Chairman of the Board of Directors since February 1998. Mr. Ferry has served as Chairman of the Board of Directors of ePresence since October 1997 and as President, Chief Executive Officer and a director of ePresence since February 1997. From 1990 to 1997, Mr. Ferry served in various capacities, most recently as President, Services Division, at Wang Laboratories, Inc., an information technology service provider.

     Robert M. Wadsworth, 41, has served as a director since September 1999. He has been a managing director and Vice President of HarbourVest Partners, LLC, a venture capital management company, since 1997. He joined Hancock Venture Partners, the predecessor of HarbourVest Partners, in 1986. Mr. Wadsworth is a general partner of several private equity funds managed by HarbourVest Partners. Mr. Wadsworth has been a director of ePresence since March 1998. He is also a director of Concord Communications, Inc., Network Engines, Inc., Trintech Group plc and several private companies.

Board of Directors and Committee Meetings

     Our board of directors met eight times during 2001. All directors attended at least 75% of the meetings of the board of directors and of the committees on which they served.

     Our board of directors has a standing audit committee, which reviews the results and scope of the audit and other services provided by our independent auditors. The audit committee held four meetings during 2001. The current members of the audit committee are Mr. Spaulding, Mr. Strohm and Mr. Wadsworth.

     Our board of directors has a standing compensation committee, which provides recommendations to the board of directors regarding our compensation programs and administers certain of our employee benefit plans. The compensation committee held four meetings during 2001. The current members of the compensation committee are Mr. Ferry, Mr. Strohm and Mr. Wadsworth.

     Our board of directors has a standing nominating committee, which advises and makes recommendations to the board of directors as to the selection of candidates for election to the board of directors. The nominating committee held no meetings during 2001. The current members of the nominating committee are Mr. Ferry, Mr. Greenlaw and Mr. Wadsworth.

                              INDEPENDENT AUDITORS

     Our audit committee has not yet made a recommendation as to the selection of independent auditors to audit our financial statements for the fiscal year ending December 31, 2002, and accordingly the board of directors has not yet made a determination as to the selection of such independent auditors.

     Representatives of Arthur Andersen LLP, our independent auditors for the fiscal year ended December 31, 2001, are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Report of the Audit Committee

     The audit committee of our board of directors is composed of three members and acts under a written charter first adopted and approved in June 2000. The charter was filed as an appendix to our proxy statement for our 2001 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 17, 2001, and has not been amended since it was adopted. With the exception of Richard M. Spaulding, the members of the audit committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market. Mr. Spaulding is not an independent director because he is Senior Vice President and Chief Financial Officer of ePresence, which owned 52.4% of the Company's common stock as of January 31, 2002. The Company's board of directors has determined under the rules of the National Stock Market to appoint one non-independent director to the audit committee, and has selected Mr. Spaulding for that role in view of his 18 years of financial experience and substantial involvement with the Company since its inception. The audit committee held four meetings during the fiscal year ended December 31, 2001.

     The audit committee reviewed our audited financial statements for the fiscal year ended December 31, 2001 and discussed these financial statements with our management. The audit committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Arthur Andersen LLP, our independent auditors for 2001.

     Our independent auditors also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the audit committee discussed with the independent auditors the matters disclosed in this report and their independence from Switchboard. The audit committee also considered whether the independent auditors' provision of the other, non-audit-related services to the Company which are referred to below under the heading "Independent Auditors' Fees and Other Matters" is compatible with maintaining such auditors' independence. Based on its discussions with management and the independent auditors, and its review of the financial statements and of the representations and information provided by management and the independent auditors, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001.

     By the audit committee of the board of directors of Switchboard
Incorporated.

                                RICHARD M. SPAULDING
                                DAVID N. STROHM
                                ROBERT M. WADSWORTH



Change of Independent Accountant

  Dismissal of Independent Accountant.

     On November 27, 2001, we dismissed the firm of PricewaterhouseCoopers LLP ("PWC") as our independent accountant.

     PWC's reports on the Company's financial statements for each of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

     The decision to dismiss PWC was recommended by management and our audit committee and was approved by our board of directors.

     During our two most recent fiscal years and through November 27, 2001, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PWC, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years.

     During our two most recent fiscal years and through November 27, 2001, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

  Engagement of New Independent Accountant for 2001.

     We engaged Arthur Andersen LLP ("Andersen") as our independent accountant effective November 27, 2001 to audit Switchboard's financial statements for the fiscal year ended December 31, 2001.

     During our two most recent fiscal years and through November 27, 2001 prior to engaging Andersen, neither we nor anyone on our behalf consulted Andersen regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Andersen concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement or a reportable event described above.

Independent Auditors' Fees and Other Matters

  Audit Fees

     As of March 29, 2002, Andersen had billed us an aggregate of $56,693 and PWC had billed us an aggregate of $35,769 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during the fiscal year ended December 31, 2001.

  Financial Information Systems Design and Implementation Fees

     As of March 29, 2002, neither Andersen nor PWC had billed us any fees for professional services rendered to us and our affiliates for the fiscal year ended December 31, 2001 in connection with the design and implementation of financial information systems, and neither of them had provided any such services.

  All Other Fees

     As of March 29, 2002, Andersen had billed us an aggregate of $5,500 and PWC had billed us an aggregate of $101,134 for other services rendered to us and our affiliates for the fiscal year ended December 31, 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows how much Switchboard common stock was beneficially owned as of January 31, 2002 by each entity or person who is known to us to own 5% or more of Switchboard's common stock, each director, each executive officer listed in the Summary Compensation Table below, and all directors and executive officers as a group. As of January 31, 2002, there were 18,720,165 shares of Switchboard's common stock issued and outstanding.

     The address of each of our employees, officers and directors is c/o Switchboard Incorporated, 120 Flanders Road, Westboro, Massachusetts 01581.


                                                               Amount and Nature
                                                          of Beneficial Ownership (1)
                                                       ---------------------------------
                                                                              Percent of
                                                       Number of Shares        Class(2)
                                                       ----------------       ----------
Name of Beneficial Owner
5% Stockholders:
ePresence, Inc.......................................... 9,802,421(3)           52.4%
     120 Flanders Road
     Westboro, Massachusetts 01581
Massachusetts Financial Services Company................ 2,422,057              12.9%
     500 Boylston Street
     Boston, Massachusetts 02116
AOL Time Warner Inc..................................... 1,496,260(4)            8.0%
     75 Rockefeller Plaza
     New York, New York 10019
Directors and Executive Officers:
James M. Canon..........................................   321,800(5)            1.7%
William P. Ferry........................................   185,000(6)            1.0%
Douglas J. Greenlaw.....................................   616,000(7)            3.3%
John P. Jewett..........................................   167,212(8)               *
Kevin P. Lawler.........................................    75,000(9)               *
Robert A Perry..........................................    53,788(10)              *
Dean Polnerow...........................................   692,621(11)           3.6%
Richard M. Spaulding....................................   115,000(12)              *
David N. Strohm.........................................   100,000(13)              *
Robert M. Wadsworth.....................................   100,000(14)              *
All executive officers and directors as a group
(11 persons)............................................ 2,596,421(15)          12.2%

----------------------

   *   Less than 1%.

   (1) This table is based upon information supplied by officers and directors, and upon reports filed by principal stockholders under Section 13(d) or 13(g) of the Securities Exchange Act of 1934. Unless otherwise indicated in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 18,720,165 shares of common stock outstanding on January 31, 2002, adjusted as required by rules promulgated by the Securities and Exchange Commission.

   (2) For purposes of calculating the ownership percentage of individual directors and officers, the number of shares deemed outstanding includes 18,720,165 shares of Switchboard's common stock issued and outstanding as of January 31, 2002, plus any shares subject to options held by the individual in question which are exercisable on or before April 1, 2002 and not subject to repurchase by the Company.

   (3) Held directly by ePresence Securities Corporation, a wholly-owned subsidiary of ePresence.

   (4) 1,121,260 of these shares are held directly by America Online, Inc., a wholly owned subsidiary of AOL Time Warner Inc. 375,000 of these shares are held directly by Digital City, Inc., a wholly-owned subsidiary of America Online, Inc.

   (5) James M. Canon. Consists of shares of our common stock issuable pursuant to options exercisable on or before April 1, 2002, 106,150 of which would be subject to Switchboard's right to repurchase at their exercise price.

   (6) William P. Ferry. Includes 160,000 shares of our common stock issuable pursuant to options exercisable on or before April 1, 2002, 70,000 of which would be subject to Switchboard's right to repurchase at their exercise price. Mr. Ferry is President, Chief Executive Officer and Chairman of the Board of Directors of ePresence and as of December 31, 2001 beneficially owned 1,524,186 shares, or approximately 6.3%, of ePresence's common stock. Mr. Ferry disclaims beneficial ownership of 9,802,421 shares of Switchboard common stock beneficially owned by ePresence.

   (7) Douglas J. Greenlaw. Includes 150,000 shares of our common stock issuable pursuant to options exercisable on or before April 1, 2002, 100,000 of which would be subject to Switchboard's right to repurchase at their exercise price, and 450,000 shares of our common stock that are subject to Switchboard's right to repurchase at their exercise price.

   (8) John M. Jewett. Includes 125,000 shares of our common stock issuable pursuant to options exercisable on or before April 1, 2002, 52,500 of which would be subject to Switchboard's right to repurchase at their exercise price. Mr. Jewett has exercised such options as to 50,000 shares, and the remainder have expired unexercised. Mr. Jewett ceased to be an executive officer of Switchboard as of November 2, 2001.

   (9) Kevin P. Lawler. Consists of shares of our common stock issuable pursuant to options exercisable on or before April 1, 2002, 53,625 of which would be subject to Switchboard's right to repurchase at their exercise price.

   (10)Robert A. Perry.   Includes 50,000 shares of our common stock issuable
       pursuant to options exercisable on or before April 1, 2002, 28,334 of which would be subject to Switchboard's right to repurchase at their exercise price. Mr. Perry ceased to be an executive officer of Switchboard as of February 1, 2002.

   (11)Dean Polnerow. Includes 638,000 shares of our common stock issuable pursuant to options exercisable on or before April 1, 2002, 316,500 of which would be subject to Switchboard's right to repurchase at their exercise price. As of January 31, 2002, Mr. Polnerow also owned 4,000 shares, or less than 1%, of the issued and outstanding common stock of ePresence.

   (12)Richard M. Spaulding. Includes 101,250 shares of our common stock issuable pursuant to options exercisable on or before April 1, 2002, 70,000 of which would be subject to Switchboard's right to repurchase at their exercise price. Also includes 1,000 shares of our common stock held by Mr. Spaulding's spouse. Mr. Spaulding is Senior Vice President and Chief Financial Officer of ePresence, and as of December 31, 2001 beneficially owned 217,479 shares, or less than 1%, of ePresence's common stock. Mr. Spaulding disclaims beneficial ownership of 9,802,421 shares of Switchboard common stock beneficially owned by ePresence.

   (13)David N. Strohm. Includes 60,000 shares of our common stock issuable pursuant to options exercisable on or before April 1, 2002, 50,000 of which would be subject to Switchboard's right to repurchase at their exercise price.

   (14)Robert M. Wadsworth. Consists of shares of our common stock issuable pursuant to options exercisable on or before April 1, 2002, 70,000 of which would be subject to Switchboard's right to repurchase at their exercise price. Mr. Wadsworth is a director of ePresence and as of

       December 31, 2001 beneficially owned 3,972,630 shares, or approximately 16.9%, of ePresence's common stock, including 3,947,380 shares beneficially owned by an investment fund with which he is affiliated, and of which he disclaims beneficial ownership. Mr. Wadsworth disclaims beneficial ownership of 9,802,421 shares of Switchboard common stock beneficially owned by ePresence.

   (15)Includes 1,951,050 shares issuable upon the exercise of options exercisable on or before April 1, 2002, 1,087,109 of which would be subject to Switchboard's right to repurchase at their purchase price. Also includes 470,000 shares which are subject to Switchboard's right to repurchase at their purchase price. Includes shares held by 10 serving directors and executive officers and one former executive officer as of January 31, 2002.


                             EXECUTIVE COMPENSATION

Employment, Change of Control and Severance Arrangements

     Douglas J. Greenlaw. In October 1999, we entered into an employment agreement under which the Company agreed to employ Mr. Greenlaw as our Chief Executive Officer. Either Mr. Greenlaw or the Company may terminate the agreement on 60 days' notice. If we terminate Mr. Greenlaw's employment for any reason, except for cause, Mr. Greenlaw will be entitled to his base salary and bonus, pro rated for assumed on-target achievement of performance objectives, for six months from the date of termination, as well as continued employee benefits coverage for six months.

     Under his employment agreement Mr. Greenlaw received a non-qualified option to purchase up to 900,000 shares of our common stock at an exercise price of $9.00 per share. In January 2002 we reached an agreement with Mr. Greenlaw under which we cancelled the option for 900,000 shares and instead granted him 450,000 shares of restricted common stock at a purchase price of $3.22 per share. Mr. Greenlaw paid for these shares with a loan from the Company evidenced by a promissory note in the principal amount of $1,449,000, bearing interest at the rate of 4.875%, compounded annually, and due and payable on the earlier of the sixth anniversary of the note or 90 days after Mr. Greenlaw ceases employment with the Company. 300,000 of these shares are unvested and thus subject to Switchboard's right to repurchase them at the original purchase price, pursuant to a restricted stock purchase agreement for the shares between Switchboard and Mr. Greenlaw dated January 4, 2002, and will become vested in annual installments of 75,000 shares over four years. If a change in control of Switchboard occurs, 50% of any unvested portion of Mr. Greenlaw's restricted stock immediately vests. One year after a change in control of Switchboard, the remainder of the unvested portion of Mr. Greenlaw's restricted stock immediately vests. If we terminate Mr. Greenlaw's employment within one year of a change in control of Switchboard or if we materially reduce his responsibilities from those in effect immediately prior to a change in control, 100% of the unvested portion of his restricted stock immediately vests.

     Other Employment Arrangements. In December 1999, we entered into employment agreements with Dean Polnerow, our President, and James M. Canon, our Vice President, Business Development. Under these agreements, both Mr. Polnerow and Mr. Canon will receive accelerated vesting of 50% of their then unvested stock options if they remain employed by the Company six months after it experiences a change in control, or if they resign within six months after the change in control because their compensation or responsibilities have been materially reduced or because they have been relocated by more than 35 miles. In addition, Mr. Polnerow's agreement provides that he will receive accelerated vesting of 100% of his then unvested stock options if his employment is terminated for any reason, other than for cause, within one year of a change in control of Switchboard. Both Mr. Polnerow and Mr. Canon are entitled to receive their base salary (in Mr. Canon's case, less salary he receives from other employment) and employee benefits for six months if their employment is terminated at any time other than for cause, or if they resign at any time because their compensation or responsibilities have been materially reduced or because they have been relocated by more than 35 miles. In addition, under such circumstances Mr. Polnerow will be entitled to bonus payments, pro rated for assumed on-target achievement of performance objectives, for six months from the date his employment is terminated. Each of these agreements renews automatically every year unless either party gives 60 days' written notice of nonrenewal. In May 2000, we entered into an employment agreement with Mr. Lawler, our Vice President, Human Resources, which contains accelerated vesting and severance provisions substantially similar to those of our agreement with Mr. Canon. Mr. Lawler's agreement is terminable by either party on 30 days' written notice.

     Severance Arrangements. In February 2002 we entered into a severance agreement with John P. Jewett, who served as our Vice President, Finance and Administration and Chief Financial Officer from October 1998 until May 2001 and as our Vice President, Corporate Development from May 2001 until November 2001. The severance agreement supersedes an employment agreement entered into between Switchboard and Mr. Jewett in January 2000. Under the severance agreement Mr. Jewett will receive payment of his base salary through May 2, 2002 (or, if he obtains employment elsewhere at a lower salary before that date, he will receive the difference in salary through May 2, 2002), as well as continued employee benefits coverage for up to six months. Mr. Jewett will also receive certain outplacement and other ancillary benefits. The maximum amount payable to Mr. Jewett under the severance agreement is $75,000. We are in the process of negotiating a severance agreement with Robert A. Perry, who joined the Company in 2000 and became Vice President and General Counsel in April 2001. Mr. Perry ceased to be an executive officer of the Company in February, 2002.

Summary Compensation

     The following table provides information about the compensation for Switchboard's last three fiscal years (2001, 2000 and 1999) of each individual who served as Switchboard's Chief Executive Officer during fiscal 2001, plus the four other most highly compensated executive officers as of the end of fiscal 2001, as well as one other person who was no longer an officer as of the end of fiscal 2001 but who otherwise would have been one of the four other most highly compensated executive officers.

     In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of our salaried employees, and perquisites and other personal benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for each of the persons shown in the table. Unless otherwise specified, amounts described in the following table under the heading "All Other Compensation" represent matching contributions to our 401(k) plan.

                           Summary Compensation Table



                                                                                        Long Term
                                             Annual Compensation                   Compensation Awards
                                      -------------------------------   -----------------------------------------
                                                                                         Shares
                                                                                           of
                                                                         Restricted      Common
                                                                           Stock         Stock
                                                         Other Annual     Award(s)      Underlying    All Other
Name and Principal Positions  Year    Salary    Bonus    Compensation       ($)          Options     Compensation
----------------------------  ----    --------  -------  ------------   -----------    ------------  ------------
Douglas J. Greenlaw(1)....... 2001    $239,423  $50,000        $--          $--          150,000          $--
   Chief Executive Officer    2000     226,200   67,000         --           --               --           --
                              1999      43,569   18,268         --           --          900,000(2)        --

Dean Polnerow................ 2001    $218,654  $65,290        $--          $--          150,000          $--
   President                  2000     184,615   76,061      3,170(3)        --            3,000           --
                              1999     164,769   75,952         --           --          185,000         3,851(4)



James M. Canon............... 2001    $139,615  $33,218        $--          $--           50,000          $--
   Vice President, Business   2000     130,000   34,215         --           --              300           --
   Development                1999     113,154   28,102         --           --           70,000           --

Kevin P. Lawler(5)........... 2001    $130,807  $28,169        $--          $--           25,000          $--
   Vice President, Human
   Resources


Robert A. Perry.............. 2001    $154,961  $22,789        $--          $--           20,000          $--
   Vice President and
   General Counsel

John P. Jewett(7)............ 2001    $138,077  $39,584    $12,692(3)       $--           20,000          $--
   Former Executive Officer   2000     142,088   54,758         --           --               --      15, 469
                              1999     124,997   61,999         --           --            50,000       2,493


----------------------------------------
   (1) Mr. Greenlaw joined Switchboard as an executive officer in October 1999.
   (2) These options were cancelled and replaced with 450,000 shares of restricted stock in January 2002. See "Employment, Change of Control and Severance Agreements," above.
   (3) Represents compensation for unused vacation time.
   (4) Includes $683 of insurance premiums for term life insurance.
   (5) Mr. Lawler joined Switchboard in May 2000 and became an executive officer in January 2001.
   (6) Mr. Perry became an executive officer of Switchboard in April 2001 and ceased to be an executive officer of the Company in February 2002.
   (7) Mr. Jewett ceased to be an executive officer of Switchboard in November 2001.

Option Grants in Last Fiscal Year

     The following table contains information concerning stock option grants made in 2001 to each of the executive officers identified in the Summary Compensation Table above. Unless otherwise noted, each stock option grant has a term of ten years and vests as to 33% of the total shares available for grant under such option as of the first anniversary of the date of grant. Every three months thereafter, an additional 8.375% of the shares vests on a schedule that ends on the three-year anniversary of the grant date. The per share exercise price of all options described below represents the fair market value of our common stock on the grant date, unless otherwise noted.

     Amounts described in the following table under the heading "Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term" represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock and the date on which the options are exercised. No gain to the optionees is possible without an appreciation in stock price, which will benefit all stockholders commensurately.

                                        Option Grants in Last Fiscal Year
                        ---------------------------------------------------------------   Potential Realizable Value
                                                 Percent of                               at Assumed Annual Rates of
                         Number of Shares of   Total Options                               Stock Price Appreciation
                             Common Stock        Granted to     Exercise                        for Option Term
                          Underlying Options    Employees in    Price Per    Expiration   --------------------------
Name                           Granted          Fiscal Year       Share         Date          5%             10%
----------------------  --------------------   -------------    ---------    ----------   -----------   ------------
Douglas J. Greenlaw...         150,000            11.73%          $5.19        2/28/11      $489,594     $1,240,729
Dean Polnerow.........         150,000(1)         11.73%          $1.00(2)     6/20/11      $805,347     $1,371,230
James M. Canon........          50,000             3.91%          $5.19        3/1/11       $163,198       $413,576
Kevin P. Lawler.......          25,000             1.95%          $5.19        3/1/11        $81,599       $206,788
Robert A. Perry.......          20,000             1.56%          $5.19        2/28/11       $65,279       $165,430
John P. Jewett........          20,000             1.56%          $5.19        2/28/11       $65,279       $165,430

----------------------------------------
   (1) Option vests as to one third of the total shares on each of March 20, 2002, 2003 and 2004, respectively.
   (2) Fair market value of our common stock on grant date was $3.91 per share.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

     The following table sets forth information concerning options exercised during 2001 by each of the executive officers identified in the Summary Compensation Table above and the number and value of unexercised stock options held by each of those executive officers. Amounts described in the following table under the heading "Value of Unexercised In-the-Money Options at Year End" are based on the aggregate fair market value of the underlying shares of common stock on December 31, 2001 ($3.25 per share), less the aggregate option exercise price. Amounts described in the following table under the heading "Value Realized" represent the difference between the aggregate fair market value of the underlying shares of common stock on the date of exercise and the aggregate exercise price.

                                                          Number of Shares Underlying       Value of Unexercised In-the-Money
                              Shares                   Unexercised Options at Year-End(1)           Options At Year-End
                            Acquired on      Value     ----------------------------------   ---------------------------------
Name                          Exercise     Realized      Exercisable       Unexercisable     Exercisable      Unexercisable
----------------------      -----------    --------      -----------       -------------     -----------      -------------
Douglas J. Greenlaw...            --             --       400,000(2)         650,000(2)               $0              $0
Dean Polnerow.........        50,000       $106,250       253,813            284,187            $358,125        $359,375
James M. Canon........         8,500        $37,900       191,631            100,169            $346,500          $9,375
Kevin P. Lawler.......            --             --        11,250             43,750                  $0              $0
Robert A. Perry.......            --             --        13,125             36,875                  $0              $0
John P. Jewett........            --             --        72,500             52,500             $37,500          $3,750

----------------------------------------
   (1) Includes stock options that are exercisable subject to the Company's right to repurchase at their exercise price, as described in "Security Ownership of Certain Beneficial Owners and Management."
   (2) 400,000 exercisable and 500,000 unexercisable options were cancelled and replaced with 450,000 shares of restricted stock in January 2002.
       See "Employment, Change of Control and Severance Agreements," above.

Report of the Compensation Committee on Executive Compensation

     Switchboard's executive compensation program is administered by the compensation committee of Switchboard's board of directors, which is currently comprised of three outside directors. The compensation committee is responsible for determining the compensation of each of our executive officers. This report addresses our compensation policies for 2001 as they affected Switchboard's executive officers, including the executive officers named in the tables above.

     Switchboard's executive compensation program is designed to align executive compensation with our business objectives and individual performance, to underscore the importance of stockholder value creation and to enable Switchboard to attract, retain and reward executive officers who contribute, and are expected to contribute, to Switchboard's long-term success. In establishing executive compensation, the compensation committee is generally guided by the following principles:

   * the total compensation payable to executive officers should be competitive with the compensation paid by comparable companies for officers in comparable positions;

   * the total compensation payable to executive officers should reflect general economic conditions and economic conditions particular to our industry; and

   * individual compensation should include components that reflect the performance of the individual, teamwork and the achievement of corporate objectives.

     The compensation of Switchboard's executive officers primarily consists of a combination of base salary, annual incentive bonuses and equity-based compensation.

     The compensation committee subjectively determines the base salary for all executives, by reviewing the salaries for competitive positions in Switchboard's industry, the historical compensation levels of the executives, the individual performance of the executives in the preceding year and salary levels required by any applicable employment agreements. In fixing the base salary of all executive officers in 2001, the compensation committee reviewed survey data provided to Switchboard by outside resources showing compensation data for companies with revenues comparable to those of Switchboard. The survey contained information obtained from a broad set of companies within the Internet and e-business industries. The compensation committee considered the survey data as a basis for its subjective assessment that the salaries established by it for 2001, including the base salary of Mr. Greenlaw, were competitive as compared to the salaries of executive officers of companies in these industries with revenues similar to those of Switchboard.

     In 2001, Switchboard awarded annual incentive bonuses under an executive incentive plan. Bonuses under the plan were subjectively determined by the compensation committee based upon the achievement of specified Company financial and executive personal goals. Targets established by applicable employment agreements were utilized in determining executive bonuses. The compensation committee works with Douglas J. Greenlaw, our Chief Executive Officer, to establish goals for each executive officer other than Mr. Greenlaw upon which to base bonus compensation. The compensation committee establishes the specific objectives for Mr. Greenlaw. The weighting between total Company financial goals versus personal and team goals varied by position based upon the subjective determinations of the compensation committee.

     Awards of stock options under Switchboard's stock incentive plans are designed to more fully align the long-term interests of Switchboard's executives and its stockholders and to assist in the retention of executives. In general, stock options are awarded based upon the market price of Switchboard's common stock on the date of grant. Therefore, they do not become valuable to the holder unless the trading price of Switchboard's common stock increases above the price on the date of grant. In awarding stock options to Switchboard's executive officers, the compensation committee takes into account factors including:

   *   the duties and responsibilities of the individual;

   *   performance of the individual;

   * the total number of outstanding compensatory stock options granted by Switchboard; and

   *   the size of prior stock option awards to the individual.

     In order to achieve certain goals under the Internal Revenue Code of 1986 and the federal securities laws, the compensation committee has established a subcommittee composed of David N. Strohm and Robert M. Wadsworth, which generally grants stock options and other equity awards to Switchboard's executive officers.

     The compensation committee considered the survey data and the other criteria set forth above as a basis for its subjective assessment that the salaries, bonuses and stock option elements of compensation it established for 2001, including the base salary, bonus and stock options of Mr. Greenlaw, were appropriate and were comparable to the salaries, bonuses and stock options of executive officers of companies in the Internet and e-business industries with revenues similar to those of Switchboard. In particular, Mr. Greenlaw's compensation was based primarily upon the following factors:

   *   Switchboard's revenue and operating income for fiscal 2000;

   *   Switchboard's revenue and operating income goals for fiscal 2001;  and

   * Switchboard's projected adjusted net income for fiscal 2001 excluding certain non-cash advertising and other expenses during the period.

     Switchboard recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of Switchboard exists and that such possibility, and the uncertainty and questions which it may raise among key personnel, may result in the departure or distraction of key personnel to the detriment of Switchboard and its stockholders. Consequently, Switchboard has entered into employment agreements with each of its current executive officers which include provisions designed to reinforce and encourage the continued employment and dedication of those officers in the event of a change in control of Switchboard.

     Switchboard has adopted an employee stock purchase plan, which is available to all eligible employees of Switchboard, including executive officers. This plan generally permits employees, including executive officers, to purchase shares of our common stock, through payroll deductions, at a price equal to 85% of the fair market value of our common stock at the beginning or end of the applicable purchase period, whichever is lower.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company's chief executive officer and four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically. The compensation committee has in the past and may in the future reserve the right to use its judgment to authorize compensation payments that may be in excess of the limit when the compensation committee believes such payments are appropriate and in the best interest of our stockholders, after taking into consideration changing business conditions and the performance of our executive officers.

     By the compensation committee of the board of directors of Switchboard Incorporated,

                                WILLIAM P. FERRY
                                DAVID N. STROHM
                                ROBERT M. WADSWORTH

Compensation Committee Interlocks and Insider Participation

     In 2001, our compensation committee consisted of Mr. Ferry, Mr. Strohm and Daniel R. Mason, a former director of the Company who resigned from the board of directors in October 2001. Mr. Wadsworth was elected to the compensation committee to replace Mr. Mason at that time. No executive officer of Switchboard served during the year ended December 31, 2001 as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on our board of directors or compensation committee.

     Mr. Ferry is Chairman of the Board of Directors, President and Chief Executive Officer of ePresence. Mr. Wadsworth is also a director of ePresence.

Mr. Strohm served as a director of ePresence from 1983 until November 1999. Another of our directors, Richard M. Spaulding, is Senior Vice President and Chief Financial Officer of ePresence.

     As of January 31, 2001, ePresence beneficially owned approximately 52.4% of our common stock. A change of control of Switchboard occurred upon the closing of the Restructuring Agreement among Switchboard, Viacom, Inc., and ePresence dated August 28, 2001. At the closing, among other things, Switchboard repurchased from Viacom 7,488,560 shares of our common stock then held by Viacom. As the result of this repurchase, ePresence became the owner of the majority of Switchboard's issued and outstanding common stock.

     On March 7, 2000, we entered into a corporate services agreement with ePresence under which we received various information technology services, including physical infrastructure, workstation and applications support, communications and other consulting services. This agreement expired of its own terms on March 7, 2001, but ePresence continued to provide certain services relating to telecommunications only. We entered into a new corporate services agreement dated March 7, 2002, under which ePresence will provide us with telephone service and support for an amount of $75,000 per year. The new agreement includes past services incurred since the March 7, 2001 expiration of the previous agreement, as well as future telephone services through February 28, 2003. We paid ePresence $29,166 under the agreement between January 1, 2001 and March 7, 2001, but have not paid ePresence anything since then, pending the completion of the replacement service agreement. We anticipate making payment to ePresence in 2002 of approximately $62,500 related to services provided between March 2, 2001 and December 31, 2001 under the new agreement. We also sublease our facilities in Westboro, Massachusetts from ePresence. Since January 2001, we have subleased our current facilities at 120 Flanders Road from ePresence for a monthly rent of $43,151. The sublease terminates on December 31, 2002.

     ePresence is a party to the Restructuring Agreement between Switchboard and Viacom Inc. dated August 28, 2001, under which Switchboard restructured its relationship with Viacom, which restructuring included the termination of several agreements to which ePresence was also a party. In connection with the termination of those agreements, ePresence's remaining obligations under them were terminated. Among those terminated obligations were (1) all of ePresence's remaining indemnification obligations to Viacom under the agreements and (2) ePresence's obligation to sell to Viacom, or transfer to an independent trustee for sale to a third party, its shares of Switchboard common stock, if certain competitors of Viacom were to acquire a 30% or more interest in ePresence or all or substantially all of ePresence's assets at a time when ePresence owned 10% or more of Switchboard's common stock.

     In January 2000, we entered into a financial reporting agreement with ePresence and Viacom under which we agreed to provide financial information to enable them to comply with financial reporting obligations relating to their investments in Switchboard. As between Switchboard and Viacom, this agreement was terminated as of October 26, 2001; however, it remains in effect between Switchboard and ePresence.

                              DIRECTOR COMPENSATION

     We reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any meetings of its committees. From time to time, in our discretion, we grant equity awards to our non-employee directors under our stock incentive plans. During 2001, we granted 80,000 options to our non-employee directors. Messrs. Ferry, Spaulding, Strohm and Wadsworth each received a grant of 10,000 stock options at an exercise price of $2.625 per share, which became fully vested on May 16, 2001; and an additional grant of 10,000 stock options at an exercise price of $4.08 per share, which will become fully vested on May 16, 2002.

     Directors who have received options have the right to exercise such options prior to the time they become vested. Upon an exercise of unvested options, directors receive shares of restricted stock which are subject to the same vesting schedule as the original options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Douglas J. Greenlaw

     In January 2002 Switchboard loaned Douglas J. Greenlaw, its Chief Executive Officer, the sum of $1,449,000. The loan, which is evidenced by Mr. Greenlaw's promissory note in the principal amount of $1,449,000, bears interest at the rate of 4.875%, compounded annually, and is due and payable on the earlier of the sixth anniversary of the note or 90 days after Mr. Greenlaw ceases employment with the Company. Mr. Greenlaw used the proceeds of the loan to pay for 450,000 shares of the Company's common stock which he purchased pursuant to a Restricted Stock Purchase Agreement between him and the Company dated
January 4, 2002. See "Employment, Change of Control and Severance Arrangements" above.

ePresence, Inc.

     As of January 31, 2001, ePresence beneficially owned approximately 52.4% of our common stock. A change of control of Switchboard occurred upon the closing of the Restructuring Agreement among Switchboard, Viacom, Inc., and ePresence dated August 28, 2001. At the closing, among other things, Switchboard repurchased from Viacom 7,488,560 shares of our common stock then held by Viacom. As the result of this repurchase, ePresence became the owner of the majority of Switchboard's issued and outstanding common stock.

     The Chairman of our board of directors, William P. Ferry, is Chairman of the Board of Directors, President and Chief Executive Officer of ePresence. Our director, Robert M. Wadsworth, is also a director of ePresence. David N. Strohm, another of our directors, served as a director of ePresence from 1983 until November 1999. Our director, Richard M. Spaulding, is Senior Vice President and Chief Financial Officer of ePresence.

     On March 7, 2000, we entered into a corporate services agreement with ePresence under which we received various information technology services, including physical infrastructure, workstation and applications support, communications and other consulting services. This agreement expired of its own terms on March 7, 2001, but ePresence continued to provide certain services relating to telecommunications only. We entered into a new corporate services agreement dated March 7, 2002, under which ePresence will provide us with telephone service and support for an amount of $75,000 per year. The new agreement includes past services incurred since the March 7, 2001 expiration of the previous agreement, as well as future telephone services through February 28, 2003. We paid ePresence $29,166 under the agreement between January 1, 2001 and March 7, 2001, but have not paid ePresence anything since then, pending the completion of the replacement service agreement. We anticipate making payment to ePresence in 2002 of approximately $62,500 related to services provided between March 2, 2001 and December 31, 2001 under the new agreement. We also sublease our facilities in Westboro, Massachusetts from ePresence. Since January 2001, we have subleased our current facilities at 120 Flanders Road from ePresence for a monthly rent of $43,151. The sublease terminates on December 31, 2002.

     ePresence is a party to the Restructuring Agreement between Switchboard and Viacom Inc. dated August 28, 2001, under which Switchboard restructured its relationship with Viacom, which restructuring included the termination of several agreements to which ePresence was also a party. In connection with the termination of those agreements, ePresence's remaining obligations under them were terminated. Among those terminated obligations were (1) all of ePresence's remaining indemnification obligations to Viacom under the agreements and (2) ePresence's obligation to sell to Viacom, or transfer to an independent trustee for sale to a third party, its shares of Switchboard common stock, if certain competitors of Viacom were to acquire a 30% or more interest in ePresence or all or substantially all of ePresence's assets at a time when ePresence owned 10% or more of Switchboard's common stock.

     In January 2000, we entered into a financial reporting agreement with ePresence and Viacom under which we agreed to provide financial information to enable them to comply with financial reporting obligations relating to their investments in Switchboard. As between Switchboard and Viacom, this agreement was terminated as of October 26, 2001; however, it remains in effect between Switchboard and ePresence.

Viacom Inc.

     Switchboard restructured its preexisting relationship with Viacom, including the Advertising and Promotion Agreement between them both dated June 30, 1999 (the "Advertising Agreement") and various related agreements, pursuant to a Restructuring Agreement between Switchboard and Viacom dated August 28, 2001. At a special meeting of Switchboard's stockholders held on October 26, 2001, the holders of more than two-thirds of our outstanding capital stock (other than shares owned by Viacom) authorized and approved the Restructuring Agreement and the transactions contemplated by the Restructuring Agreement. Closing of the Restructuring Agreement (the "Closing") took place promptly following the special meeting of stockholders.

     At the Closing, Viacom reconveyed to Switchboard an aggregate of 7,488,560 shares of our common stock previously held by Viacom, and warrants held by Viacom to purchase 533,469 shares of our common stock were cancelled. Warrants held by Viacom to purchase an additional 533,468 shares of our common stock were restated to require their exercise by the earlier of the second anniversary of our initial public offering or June 30, 2004. The restated warrants contained a net issuance feature under which, in lieu of tendering a cash payment to Switchboard equal to the aggregate exercise price of the issued shares, Viacom was able to elect to receive a reduced number of shares computed in accordance with an agreed-upon formula. Viacom received 386,302 shares of our common stock through a cashless exercise of this warrant on February 28, 2002. We repurchased all of the shares obtained through this warrant exercise on March 10, 2002 for a total purchase price of $1,254,709, representing a 20% discount from the average closing price of Switchboard common stock over the 30 trading days up through and including March 4, 2002. Consequently, Viacom no longer owns any shares of our common stock.

     In addition, at the Closing Viacom reconveyed to us the one outstanding share of our Series E Special Voting Preferred Stock, as a result of which Viacom no longer has the right to elect two directors to our board of directors. Pursuant to the Restructuring Agreement, Peter Glusker and Daniel R. Mason, who had been elected to our board of directors by Viacom pursuant to Viacom's rights as the holder of that share, resigned as directors at the Closing.

     Effective as of the Closing, the Advertising Agreement among Switchboard, Viacom and ePresence, including our right to the placement of advertising on Viacom's CBS properties through June 2006, was terminated.

     Also effective as of the Closing, the Common Stock and Warrant Purchase Agreement dated as of June 1, 1999, as amended, among Switchboard, Viacom and ePresence was terminated, and, solely as between Switchboard and Viacom, the Financial Reporting Agreement dated January 28, 2000 among Switchboard, Viacom and ePresence was terminated. The License Agreement dated as of June 30, 1999 between Switchboard and Viacom, including our license to use specified CBS trademarks, was subsequently terminated within three months after the Closing.

AOL Time Warner Inc.

     As of January 31, 2002, AOL Time Warner Inc. beneficially owned approximately 8.0% of our common stock. In December 2000, we entered into a directory and local advertising platform services agreement with America Online, Inc. ("AOL"), a wholly-owned subsidiary of AOL Time Warner Inc., under which we formed a technology, marketing and services alliance with AOL to develop a new directory and local advertising platform and product set to be featured across specified AOL properties.

     We and AOL share specified directory advertisement revenues during the term of the directory agreement. In general, we receive a majority of the first $35.0 million of such directory advertisement revenues and we will receive a lesser share of any additional such directory advertisement revenues. We paid AOL $13.0 million at the signing of the directory agreement. The directory agreement calls for a second payment of $13.0 million on or before March 11, 2002. Because we are currently in discussions with AOL regarding the timing of this payment, we have not yet made payment of this amount. AOL has not asserted a breach of the agreement based upon this nonpayment. Any such assertion would fall within the resolution and arbitration provisions of the agreement. AOL is continuing to participate in discussions with us. AOL has committed to pay us at least $2.0 million for consulting services, and $1.9 million worth of such services had been delivered during the period from January 1, 2001 through March 29, 2002. The directory agreement has an initial term of four years. This term is subject to earlier termination upon the occurrence of specified events, including, without limitation:

   * after 24 months and again after 36 months if specified revenue targets have not been achieved and neither party has made additional payments to the other to prevent such termination;

   *   if we are acquired by one of certain third parties; or

   * if AOL acquires one of certain third parties and AOL pays us a termination fee of $25.0 million.

                          COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on our common stock with the cumulative return of both the J.P. Morgan H&Q Internet Index and the Nasdaq Stock Market Index. The graph assumes the investment of $100 on March 2, 2000, the date on which our common stock was first publicly traded, in our common stock, the J.P. Morgan H&Q Internet Index and the Nasdaq Stock Market Index and assumes dividends are reinvested. The measurement point is the last trading day for the fiscal year ending December 31, 2001.


                            [STOCK PERFORMANCE GRAPH]

Company/Market/Index                              March 2, 2000      December 31, 2000       December 31, 2001
--------------------------------------------      -------------      -----------------       -----------------
Switchboard Incorporated/common stock.......          $100                $19.79                  $21.67

Nasdaq Stock Market Index - U.S. Companies..           100                 51.94                   41.02

J.P. Morgan H&Q Internet Index..............           100                 32.64                   21.00


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock, collectively referred to as reporting persons, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on our review of copies of Section 16(a) reports filed by the reporting persons and furnished to us or written representations from reporting persons that no Form 5 filing was required, we believe that during 2001 all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Securities Exchange Act of 1934, with the following exception: a Form 3 was filed late by Robert P. Orlando, reporting his becoming a reporting person under
Section 16(a) after joining the Company as Vice President and Chief Financial Officer in October 2001.

    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING AND FOR THE 2003 ANNUAL MEETING

     Written notice of proposals of stockholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for consideration at the annual meeting must have been received by us on or before March 17, 2002, and for consideration at the 2003 annual meeting of stockholders must be received on or before March 17, 2003, in order to be considered timely for purposes of Rule 14a-4 under the Securities Exchange Act of 1934, as amended. The persons designated in our proxy card will be granted discretionary authority with respect to any stockholders' proposal with respect to which we do not receive timely notice. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in our proxy materials for our 2003 annual meeting of stockholders must be received by the Secretary at our principal offices no later than December 18, 2002.

                                  OTHER MATTERS

     Our board of directors knows of no other business which will be presented for consideration at the annual meeting other than that described above. However, if any other business should come before this meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

     Our board of directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy card and return it in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation is appreciated. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxy cards.

                                By Order of the Board of Directors,

                                /s/Robert P. Orlando

                                Robert P. Orlando
                                Secretary

March 29, 2002

                            SWITCHBOARD INCORPORATED

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       2002 Annual Meeting of Stockholders

                                  May 16, 2002

The undersigned, revoking all prior proxies, hereby appoints William P. Ferry, Douglas J. Greenlaw and Dean Polnerow, and each of them, with full power of substitution, as proxies for the undersigned to act and to vote at the annual meeting of stockholders of Switchboard Incorporated ("Switchboard") to be held on May 16, 2002 and at any adjournment or adjournments of the meeting as designated in this proxy upon all matters referred to on the reverse side of this proxy and as described in the proxy statement for the meeting and, in their discretion, upon any matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE OF THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE                                               SEE REVERSE SIDE



SWITCHBOARD INCORPORATED
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398


                            SWITCHBOARD INCORPORATED

April 8, 2002

Dear stockholder:

Please take note of the important information enclosed with this proxy. There are a number of issues related to the management and operation of your company that require your immediate attention and approval. These are discussed in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy to indicate how your shares will be voted. Then sign the card, detach it and return it in the enclosed postage-paid envelope.

Your vote must be received prior to the annual meeting of stockholders to be held on May 16, 2002.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Switchboard Incorporated

                                  DETACH HERE

[X] Please mark votes as in this example.

1. ELECTION OF TWO CLASS II DIRECTORS TO SERVE FOR THE ENSUING THREE YEARS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE

                                       FOR

                        ALL OF THE NOMINEES LISTED BELOW.

   Nominees: (01) Richard M. Spaulding and (02) David N. Strohm

      FOR ALL NOMINEES [ ]              [ ] WITHHELD FROM ALL NOMINEES

      [ ]  _____________________________________
           For all nominees except as noted above



                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Please sign exactly as name(s) appear(s) on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign by authorized person.

Signature:________________ Date:______ Signature:_________________Date:_______